News Release
For Release October 19, 2016
9:00 AM

Contact: (803) 951- 2265
Joseph G. Sawyer, EVP & Chief Financial Officer or
Robin D. Brown, EVP & Chief Marketing Officer

First Community Corporation Announces Third Quarter Results and Cash Dividend

Third Quarter Highlights

•	Net income of $1.677 million.
•	Diluted EPS of $.25 per common share.
•	Net loan growth of $12.1 million, an annualized growth rate of 9.5%.
•	Pure deposit growth (including customer cash management accounts) of $26.6 million, an annualized growth rate of 17.7%.
•	Excellent key credit quality metrics with a net charge-off of $10,000 during the quarter and a ratio of only 0.01% year-to-date. Non-performing assets were 0.57% at the end of the third quarter.
•	Cash dividend of $0.08 per common share, the 59th consecutive quarter of cash dividends paid to common shareholders.
•	Strong regulatory capital ratios remain of 10.17% (Tier 1 Leverage) and 15.93% (Total Capital) along with Tangible Common Equity / Tangible Assets (TCE/TA) ratio of 8.58%.

Lexington, SC – October 19, 2016 Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income for the third quarter of 2016 of $1.677 million. Diluted earnings per common share were $0.25 for the third quarter of 2016. Year-to-date 2016 net income was $4.890 million, a 8.04% increase over the $4.526 million earned in the first nine months of 2015. Year-to-date diluted earnings per share were $0.72 compared to $0.68, a 5.88% increase over the same time period in 2015.

Cash Dividend and Capital

The Board of Directors approved a cash dividend for the third quarter of 2016. The company will pay a $0.08 per share dividend to holders of the company’s common stock. This dividend is payable November 14, 2016 to shareholders of record as of October 31, 2016. First Community President and CEO, Mike Crapps commented, “Our entire board is pleased that our performance enables the company to continue its cash dividend for the 59th consecutive quarter.”

Each of the regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) exceed the well capitalized minimum levels currently required by regulatory statute. At September 30, 2016, the company’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 10.17%, 15.09%, and 15.93%, respectively. This compares to the same ratios as of September 30, 2015, of 10.34%, 15.67%, and 16.48%, respectively. Additionally, the regulatory capital ratios for the company’s wholly owned subsidiary, First Community Bank, were 9.72%, 14.43%, and 15.28% respectively as of September 30, 2016. Further, the company’s ratio of tangible common equity to tangible assets was 8.58% as of September 30, 2016. Also, as of September 30, 2016, the Common Equity Tier One ratio for the company and the bank were 12.67% and 14.43%, respectively.

Asset Quality

The non-performing assets ratio declined to 0.57% of total assets, as compared to the prior quarter ratio of 0.66%. The nominal level of non-performing assets decreased to $5.201 million from $5.895 million at the end of the prior quarter, an 11.8% decrease. Trouble debt restructurings, that are still accruing interest, increased during the quarter to $1.815 million from $1.600 million at the end of the second quarter of 2016 as the result of a non-accruing TDR being reclassified as accruing. The decrease in loans in the Special Mention category is attributable to a line of credit that was significantly reduced during the quarter.

There was a net charge-off for the quarter of $10 thousand and for the first nine months of 2016 net charge-offs were $75 thousand (0.01%). The ratio of classified loans plus OREO now stands at 10.6% of total bank regulatory risk-based capital as of September 30, 2016.

Balance Sheet

(Numbers in millions)

	Quarter	Quarter	Quarter
	Ended	Ended	Ended	3 Month	3 Month
	9/30/16	6/30/16	12/31/15	$ Variance	% Variance
Assets
Investments	$288.2	$286.8	$283.8	$1.4	0.5%
Loans	523.4	511.3	489.2	12.1	2.4%

Liabilities
Total Pure Deposits	$606.5	$581.0	$563.1	$25.5	4.4%
Certificates of Deposit	159.4	148.6	153.0	10.8	7.3%
Total Deposits	$765.9	$729.6	$716.1	$36.3	5.0%

Customer Cash Management	$22.2	$21.1	$21.0	$1.1	5.2%
FHLB Advances	21.0	32.4	24.8	(11.4)	(35.2%)

Total Funding	$809.1	$783.1	$761.9	$26.0	3.3%
Cost of Funds	0.37%	0.40%	0.44%		(3bps)
Cost of Deposits*	0.25%	0.25%	0.25%		0 bps
(*including demand deposits)

Mr. Crapps commented, “This was another quarter of strong performance by our company led by continued growth in loans and pure deposits. Our primary focus and goal this year has been quality growth in the loan portfolio. The asset quality is obvious given the metrics previously discussed. Growth of $34.2 million year-to-date for an annualized growth rate of 9.3% has enabled us to grow our top line revenue and bottom line income.”

Revenue

Net Interest Income/Net Interest Margin

Net interest income was $6.651 million for the third quarter of 2016 and net interest margin, on a taxable equivalent basis, was 3.29%. Federal Home Loan Bank advances of approximately $11.0 million were paid down during the quarter with the prepayment expense offset by gains on the sale of securities. This early extinguishment of debt will have a positive impact on net interest margin in the future. Net interest income was positively impacted during the quarter by the payoff of a non-accrual loan of approximately $75 thousand.

Non-Interest Income

Non-interest income, adjusted for securities gains and losses on the early extinguishment of debt was $2.368 million for the third quarter, an increase of 7.6% on a linked quarter basis. Revenues in the mortgage line of business were $937 thousand in the third quarter of 2016, up slightly on a linked quarter basis. Production volume in the third quarter was just over $29 million, also up slightly over second quarter. The investment advisory line of business revenue for the third quarter was $283 thousand, a slight decrease on a linked quarter basis. Deposit fees generated in the commercial and retail banking line of business increased $37 thousand (10.9%) during the quarter. Mr. Crapps commented, “Our strategy of generating revenue streams from multiple lines of business continues to serve us well. We continue to work to leverage each of our lines of business.”

Non-Interest Expense

Non-interest expense increased by $250 thousand (3.9%) on a linked quarter basis. This is primarily attributable to the write-down of several properties in other real estate owned, additional planned marketing expenses related to the production of new creative material, and an increase in professional fees which the company has incurred as a result of now being subject to the internal control audit requirements of Section 404 of the Sarbanes Oxley Act.

First Community Corporation stock trades on the NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank operates fifteen banking offices located in the Midlands, Aiken, and Augusta, Georgia, and a loan production office in Greenville, in addition to two other lines of business, First Community Bank Mortgage and First Community Financial Consultants, a financial planning/investment advisory division.

FORWARD-LOOKING STATEMENTS Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; (5) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could have a negative impact on the company; (6) technology and cybersercurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; and (7) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

FIRST COMMUNITY CORPORATION

BALANCE SHEET DATA

(Dollars in thousands, except per share data)

	At September 30,		December 31,
	2016	2015	2015

Total Assets	$915,251	$852,329	$862,734
Other short-term investments (1)	24,944	23,773	11,968
Investment Securities	288,174	273,682	283,841
Loans held for sale	4,250	3,568	2,962
Loans	523,441	483,931	489,191
Allowance for Loan Losses	5,047	4,468	4,596
Goodwill	5,078	5,078	5,078
Other Intangibles	1,177	1,508	1,419
Total Deposits	765,923	704,370	716,151
Securities Sold Under Agreements to Repurchase	22,232	19,908	21,033
Federal Home Loan Bank Advances	21,022	27,543	24,788
Junior Subordinated Debt	14,964	15,464	14,964
Shareholders’ Equity	84,208	78,488	79,038

Book Value Per Common Share	$12.56	$11.74	$11.81
Tangible Book Value Per Common Share	$11.63	$10.76	$10.84
Equity to Assets	9.20%	9.21%	9.16%
Tangible common equity to tangible assets	8.58%	8.50%	8.47%
Loan to Deposit Ratio	68.90%	69.21%	68.75%
Allowance for Loan Losses/Loans	0.96%	0.92%	0.94%
Allowance for Loan Losses/Loans plus credit mark	1.03%	1.17%	1.15%

(1) Includes federal funds sold, securities sold under agreements to resell and interest-bearing deposits

Regulatory Ratios:
Leverage Ratio	10.17%	10.34%	10.19%
Tier 1 Capital Ratio	15.09%	15.67%	15.40%
Total Capital Ratio	15.93%	16.48%	16.21%
Common Equity Tier 1	12.67%	12.98%	12.90%
Tier 1 Regulatory Capital	$90,505	$85,844	$86,682
Total Regulatory Capital	$95,551	$90,312	$91,278
Common Equity Tier 1	$76,005	$71,106	$72,444

Average Balances:

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015

Average Total Assets	$900,893	$837,562	$882,318	$827,920
Average Loans	520,130	482,198	507,326	468,704
Average Earning Assets	829,761	769,544	810,380	759,252
Average Deposits	751,504	688,491	732,253	681,830
Average Other Borrowings	58,254	65,830	61,201	63,881
Average Shareholders’ Equity	84,449	77,384	82,359	76,719

Asset Quality:

	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2015
Loan Risk Rating by Category (End of Period)
Special Mention	$5,109	$13,297	$8,581	$9,869
Substandard	8,460	8,552	10,445	10,327
Doubtful	—	—	—	—
Pass	509,872	489,454	474,995	468,995
	$523,441	$511,303	$494,021	$489,191

	September 30,	June 30,	March 31	December 31,
	2016	2016	2016	2015
Nonperforming Assets:
Non-accrual loans	$3,904	$4,502	6,013	$4,839
Other real estate owned	1,198	1,355	1,484	2,458
Accruing loans past due 90 days or more	99	38	32	—
Total nonperforming assets	$5,201	$5,895	$7,529	$7,297
Accruing trouble debt restructurings	$1,815	$1,600	$1,634	$1,632

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Loans charged-off	$40	$16	$111	$727
Overdrafts charged-off	17	14	46	37
Loan recoveries	(33)	(19)	(63)	(94)
Overdraft recoveries	(14)	(5)	(19)	(16)
Net Charge-offs	$10	$6	$75	$654
Net Charge-offs to Average Loans	0.00%	0.00%	0.01%	0.14%

FIRST COMMUNITY CORPORATION

INCOME STATEMENT DATA

(Dollars in thousands, except per share data)

	Three months ended		Three months ended		Three months ended		Nine months ended
	September 30,		June 30,		March 31,		September 30,
	2016	2015	2016	2015	2016	2015	2016	2015
Interest Income	$7,400	$7,114	$7,459	$7,049	$7,137	$7,283	$21,996	$21,446
Interest Expense	749	861	782	845	800	835	2,331	2,541
Net Interest Income	6,651	6,253	6,677	6,204	6,337	6,448	19,665	18,905
Provision for Loan Losses	179	193	217	391	140	406	536	990
Net Interest Income After Provision	6,472	6,060	6,460	5,813	6,197	6,042	19,129	17,915
Non-interest Income:
Deposit service charges	377	390	340	346	347	347	1,064	1,083
Mortgage banking income	937	964	913	980	665	735	2,515	2,679
Investment advisory fees and non-deposit commissions	283	290	297	407	291	296	871	993
Gain on sale of securities	478	—	64	167	59	104	601	271
Gain (loss) on sale of other assets	45	17	(84)	3	3	4	(36)	24
Loss on early extinguishment of debt	(459)	—	—	—	—	(103)	(459)	(103)
Other	726	668	734	662	724	598	2,184	1,928
Total non-interest income	2,387	2,329	2,264	2,565	2,089	1,981	6,740	6,875
Non-interest Expense:
Salaries and employee benefits	3,888	3,595	3,833	3,658	3,751	3,565	11,472	10,818
Occupancy	531	513	511	500	559	485	1,601	1,498
Equipment	442	437	437	394	429	402	1,308	1,233
Marketing and public relations	240	129	195	328	94	226	529	683
FDIC assessment	60	113	138	138	138	138	336	389
Other real estate expense	115	126	21	154	51	154	187	434
Amortization of intangibles	80	98	80	98	83	103	243	299
Other	1,227	1,056	1,118	1,119	1,237	1,027	3,582	3,202
Total non-interest expense	6,583	6,067	6,333	6,389	6,342	6,100	19,258	18,556
Income before taxes	2,276	2,322	2,391	1,989	1,944	1,923	6,611	6,234
Income tax expense	599	643	646	546	476	519	1,721	1,708
Net Income	$1,677	$1,679	$1,745	$1,443	$1,468	$1,404	$4,890	$4,526

Per share data:
Net income, basic	$0.26	$0.26	$0.27	$0.22	$0.22	$0.22	$0.74	$0.69
Net income, diluted	$0.25	$0.25	$0.26	$0.22	$0.22	$0.21	$0.72	$0.68

Average number of shares outstanding - basic	6,572,614	6,559,844	6,553,752	6,539,154	6,572,969	6,522,420	6,584,074	6,548,955
Average number of shares outstanding - diluted	6,762,074	6,712,026	6,732,574	6,697,620	6,751,074	6,664,654	6,775,071	6,698,570
Shares outstanding period end	6,703,317	6,684,563	6,699,030	6,679,938	6,893,042	6,683,960	6,703,317	6,684,563
Return on average assets	0.74%	0.81%	0.80%	0.70%	0.68%	0.70%	0.74%	0.73%
Return on average common equity	7.90%	8.73%	8.53%	7.53%	7.35%	7.54%	7.93%	7.88%
Return on average common tangible equity	8.54%	9.55%	9.24%	8.25%	7.99%	8.23%	8.60%	8.62%
Net Interest Margin (non taxable equivalent)	3.19%	3.22%	3.32%	3.25%	3.22%	3.51%	3.24%	3.33%
Net Interest Margin (taxable equivalent)	3.29%	3.32%	3.43%	3.34%	3.33%	3.62%	3.35%	3.43%
Efficiency Ratio	72.99%	70.53%	71.34%	74.27%	73.86%	73.27%	73.33%	72.45%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and Rates

on Average Interest-Bearing Liabilities

	Three months ended September 30, 2016			Three months ended September 30, 2015
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$520,130	$5,977	4.57%	$482,198	$5,795	4.77%
Securities:	286,330	1,389	1.93%	269,931	1,290	1.90%
Federal funds sold and securities purchased	23,301	34	0.58%	17,415	29	0.66%
Total earning assets	829,761	7,400	3.55%	769,544	7,114	3.67%
Cash and due from banks	10,927			9,895
Premises and equipment	30,088			29,879
Other assets	35,062			32,604
Allowance for loan losses	(4,945)			(4,360)
Total assets	$900,893			$837,562

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$151,778	$43	0.11%	$137,055	$40	0.12%
Money market accounts	165,290	105	0.25%	157,726	112	0.28%
Savings deposits	74,986	23	0.12%	59,355	18	0.12%
Time deposits	182,716	294	0.64%	183,943	273	0.59%
Other borrowings	58,254	284	1.94%	65,830	418	2.52%
Total interest-bearing liabilities	633,024	749	0.47%	603,909	861	0.57%
Demand deposits	176,734			150,412
Other liabilities	6,686			5,857
Shareholders’ equity	84,449			77,384
Total liabilities and shareholders’ equity	$900,893			$837,562

Cost of funds, including demand deposits			0.37%			0.45%
Net interest spread			3.08%			3.10%
Net interest income/margin		$6,651	3.19%		$6,253	3.22%
Net interest income/margin FTE basis		$6,867	3.29%		$6,448	3.32%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and Rates

on Average Interest-Bearing Liabilities

	Nine months ended September 30, 2016			Nine months ended September 30, 2015
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$507,326	$17,582	4.63%	$468,704	$17,373	4.96%
Securities:	284,241	4,331	2.04%	274,306	3,987	1.94%
Federal funds sold and securities purchased under agreements to resell	18,813	83	0.59%	16,242	86	0.71%
Total earning assets	810,380	21,996	3.63%	759,252	21,446	3.78%
Cash and due from banks	10,735			10,802
Premises and equipment	30,136			29,569
Other assets	35,854			32,611
Allowance for loan losses	(4,787)			(4,314)
Total assets	$882,318			$827,920
Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$151,989	132	0.12%	$135,877	118	0.12%
Money market accounts	165,240	323	0.26%	157,180	315	0.27%
Savings deposits	67,050	59	0.12%	57,115	50	0.12%
Time deposits	179,454	844	0.63%	188,438	821	0.58%
Other borrowings	61,201	973	2.12%	63,881	1,237	2.59%
Total interest-bearing liabilities	624,934	2,331	0.50%	602,491	2,541	0.56%
Demand deposits	168,520			143,220
Other liabilities	6,505			5,490
Shareholders’ equity	82,359			76,719
Total liabilities and shareholders’ equity	$882,318			$827,920

Cost of funds, including demand deposits			0.39%			0.46%
Net interest spread			3.13%			3.22%
Net interest income/margin		$19,665	3.24%		$18,905	3.33%
Net interest income/margin FTE basis		$20,313	3.35%		$19,465	3.43%

The tables below provide a reconciliation of non-GAAP measures to GAAP for the periods indicated:

	September 30,	September 30,	December 31,
Tangible book value per common share	2016	2015	2015
Tangible common equity per common share (non-GAAP)	$11.63	$10.34	$10.84
Effect to adjust for intangible assets	0.93	0.98	0.97
Book value per common share (GAAP)	$12.56	$11.74	$11.81
Tangible common shareholders’ equity to tangible assets
Tangible common equity to tangible assets (non-GAAP)	8.58%	8.50%	8.47%
Effect to adjust for intangible assets	0.62%	0.71%	0.69%
Common equity to assets (GAAP)	9.20%	9.21%	9.16%

	Three months ended		Three Months ended		Three months ended		Nine months ended
	September 30,		June 30,		March 31,		September 31,
Return on average tangible common equity	2016	2015	2016	2015	2016	2015	2016	2015
Return on average tangible common equity (non-GAAP)	8.54%	9.55%	9.24%	8.25%	7.99%	8.23%	8.60%	8.62%
Effect to adjust for intangible assets	(0.64)%	(0.82)%	(0.71)%	(0.72)%	(0.64)%	(0.69)%	(0.67)%	(0.74)%
Return on average common equity (GAAP)	7.90%	8.73%	8.53%	7.53%	7.35%	7.54%	7.93%	7.88%

Certain financial information presented above is determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include “tangible book value at period end,” “return on average tangible common equity” and “tangible common shareholders’ equity to tangible assets.” “Tangible book value at period end” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding. “Tangible common shareholders’ equity to tangible assets” is defined as total common equity reduced by recorded intangible assets divided by total assets reduced by recorded intangible assets. Our management believes that these non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare our operating results from period-to-period in a meaningful manner. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.